Exhibit 10.16

__________________, 2025

JPMorgan Chase Bank, N.A.
    as Administrative Agent
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
Tel: +1-302-634-3367
Email: jacob.mcnett@chase.com

Kenvue Inc. – Credit Agreement

Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of March 6, 2023 (as amended, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among Kenvue Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. Terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 2.22(a) of the Credit Agreement, the Lender named below hereby notifies the Administrative Agent as follows:
(a)The Lender named below desires to extend the Termination Date with respect to its Commitment for a period of one year, from March 6, 2028 to March 6, 2029 (the “Extension”); and
(b)The Lender named below further agrees that such Extension shall become effective on February 21, 2025.
This notice is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than February 19, 2025.

Very truly yours,
[NAME OF LENDER]
By:
Name:
Title: